INFOCROSSING LOGO

Media Contacts:                                 Investor Relations:
Michael Wilczak                                 William McHale
Infocrossing, Inc.                              Infocrossing, Inc.
201-840-4941                                    201-840-4732
mwilczak@infocrossing.com                       wmchale@infocrossing.com


Conference Call Notice - Infocrossing, Inc.


LEONIA, N.J -- May 1, 2003--Infocrossing, Inc. (NASDAQ:IFOX - News)


CONFERENCE CALL NOTICE


Infocrossing, Inc.

o   (NASDAQ:IFOX - News)

Zach Lonstein, Chairman and Chief Executive Officer invites you to participate in a conference call to review Infocrossing's first quarter fiscal 2003 financial results.

                             Wednesday, May 7, 2003
                             4:30 p.m. Eastern Time

The conference call number is (888) 371-9318 or (973) 935-2100 for international participants. Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation.

The conference call will also be broadcast live over the Internet at www.infocrossing.com.

Infocrossing Plans to Release First Quarter Fiscal 2003 Financial Results after the Close of the Market on May 7, 2003.

We hope you will be able to join the call. For further information or to post conference call inquiries, please contact Don Duffy at:
Integrated Corporate Relations - Tel. (203) 222-9013.

A replay of the call will be available until May 21st.

Please dial (877) 519-4471 toll free or (973) 341-3080 for international callers. Passcode 3911424.